UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SEMILEDS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site
Hsinchu Science Park, Chu-Nan 350
Miao-Li County, Taiwan, R.O.C.
+886-37-586788

April 6, 2023

Dear Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders of SemiLEDs Corporation. The meeting will be held on Friday, May 19, 2023 at 9 a.m. local time at SemiLEDs office, which is located at 3rd floor – No. 11 Ke Jung Road, Chu-Nan Site, Hsinchu Science Park, Miao-Li County, Taiwan.

We are furnishing our proxy materials to stockholders primarily over the Internet. This process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs of our annual meeting and conserving natural resources. On April 6, 2023, we mailed to our stockholders a notice containing instructions on how to access our Proxy Statement and 2022 Annual Report to Stockholders and to vote online. The notice also included instructions on how you can receive a paper copy of your annual meeting materials. If you received your annual meeting materials by mail, the Proxy Statement, 2022 Annual Report to Stockholders and proxy card were enclosed.

At this year’s annual meeting, the agenda includes the following items:

Agenda Item	Board Recommendation
Election of directors	FOR

Ratification of the appointment of KCCW Accountancy Corp as our independent registered public accounting firm for fiscal year 2023	FOR

Approve the amendment of the SemiLEDs Corporation 2010 Equity Incentive Plan	FOR

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote over the Internet or in person at the annual meeting or, if you receive your proxy materials by U.S. mail, you also may vote by mailing a proxy card or voting by telephone. Please review the instructions on the notice or on the proxy card regarding your voting options. Only stockholders showing proof of ownership on the record date will be allowed to attend the meeting in person.

Sincerely yours,

Trung T. Doan

Chairman of the Board and President and
Chief Executive Officer

SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site
Hsinchu Science Park, Chu-Nan 350
Miao-Li County, Taiwan, R.O.C.
+886-37-586788

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	9 a.m. local time on Friday, May 19, 2023

PLACE	SemiLEDs 3rd floor – No. 11 Ke Jung Road, Chu-Nan Site, Hsinchu Science Park, Miao-Li County, Taiwan

AGENDA	•	Elect the five director nominees named in the Proxy Statement

	•	Ratify the appointment of KCCW Accountancy Corp as our independent registered public accounting firm for fiscal year 2023
	•	Approve the amendment of the SemiLEDs Corporation 2010 Equity Incentive Plan
	•	Transact such other business as many properly come before the annual meeting (including adjournments and postponements)

RECORD DATE	March 21, 2023

VOTING

Please vote as soon as possible to record your vote, even if you plan to attend the annual meeting. Your broker will NOT be able to vote your shares with respect to the election of directors and most of the other matters presented at the meeting unless you have given your broker specific instructions to do so. We strongly encourage you to vote. You have three options for submitting your vote before the annual meeting:

	•	Internet

	•	Phone

	•	Mail

By Order of the Board of Directors,

Christopher Lee
Corporate Secretary

Chu-Nan, Taiwan
April 6, 2023

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the Internet. On April 6, 2023, we mailed most of our stockholders as of the record date a Notice Regarding the Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access and review all of the important information contained in our proxy materials, including our Proxy Statement and our 2022 Annual Report to Stockholders. The Notice of Internet Availability also instructs you on how to vote via the Internet. Other stockholders, in accordance with their prior requests, have been mailed paper copies of our proxy materials and a proxy card or voting form.

Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive paper copies of proxy materials, please follow the instructions included in the Notice of Internet Availability.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 19, 2023:
The Notice of the 2023 Annual Meeting, the Proxy Statement and
the 2022 Annual Report to Stockholders are available at www.proxyvote.com.

ATTENDING THE ANNUAL MEETING

•
Doors open at 8:30 a.m. local time
•
Meeting starts at 9 a.m. local time
•
Proof of SemiLEDs Corporation stock ownership and photo identification will be required to attend the annual meeting
•
You do not need to attend the annual meeting to vote if you submitted your proxy in advance of the annual meeting

QUESTIONS

For questions regarding	Contact:

Annual meeting	Investor Relations
investor@semileds.com
+886-37-586788

Stock ownership for registered holders	American Stock Transfer & Trust Company
6201 15th Avenue
Brooklyn, NY 11219
800-937-5449 US & Canada
718 921 8124 International
Email Address: info@amstock.com

Hearing Impaired (TTY): (866) 703-9077 /
(718) 921-8386
Internet: www.amstock.com

Stock ownership for beneficial holders	Please contact your broker, bank, or other nominee

SemiLEDs Corporation
3F, No. 11 Ke Jung Rd., Chu-Nan Site
Hsinchu Science Park, Chu-Nan 350
Miao-Li County, Taiwan, R.O.C.
+886-37-586788

PROXY STATEMENT

Our Board of Directors (the “Board”) solicits your proxy for the 2023 Annual Meeting of Stockholders and any postponement or adjournment of the meeting for the matters set forth in “Notice of 2023 Annual Meeting of Stockholders.” The annual meeting will be held on Friday, May 19, 2023 at 9 a.m. local time at SemiLEDs office, which is located at 3rd floor – No. 11 Ke Jung Road, Chu-Nan Site, Hsinchu Science Park, Miao-Li County, Taiwan. We made this Proxy Statement available to stockholders beginning on April 6, 2023.

Record Date	March 21, 2023

Quorum	Holders of a majority of the voting power of all issued and outstanding shares on the record date must be present in person or represented by proxy

Shares Outstanding	4,891,721 shares of common stock outstanding as of March 21, 2023

Voting by Proxy	Internet, telephone, or mail

Voting at the Meeting

We encourage stockholders to vote in advance of the annual meeting, even if they plan to attend the meeting. In order to be counted, proxies submitted by Internet or telephone must be received by 11:59 p.m. Eastern Standard Time on May 17, 2023 ("Cut-Off Time"). Stockholders can vote in person during the meeting. Stockholders of record who attend the annual meeting in person may obtain a ballot. Beneficial holders who attend the annual meeting in person must obtain a proxy from their broker, bank, or other nominee prior to the date of the annual meeting and present it with their ballot. Voting in person by a stockholder during the meeting will replace any previous votes.

Changing Your Vote

Stockholders of record may revoke their proxy at any time before the polls close by submitting a later-dated proxy card, by voting in person at the annual meeting, by delivering instructions to our Corporate Secretary before the annual meeting or by voting again using the Internet or telephone before the Cut-Off Time. (Your latest Internet or telephone proxy is the one that will be counted.) If you hold shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each of the five director nominees and one vote on each other matter. The election of directors is determined by the plurality of votes. Approval of each of the other matters on the agenda is determined by a majority of votes cast affirmatively or negatively.

Effect of Abstentions and Broker Non-Votes

Shares voting “withhold” have no effect on the election of directors. Abstentions will have no effect on the ratification of the appointment of KCCW Accountancy Corp as our independent registered public accounting firm for fiscal year 2023 or the approval of the amendment to the SemiLEDs Corporation 2010 Equity Incentive Plan. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients) have no effect on the ratification of the appointment of KCCW Accountancy Corp. or the approval of the amendment to the SemiLEDs Corporation 2010 Equity Incentive Plan. If you are a beneficial holder and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on the election of directors. Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each proposal, the persons named as proxies will vote as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. Our Bylaws set forth requirements for advance notice of nominations and agenda items for the annual meeting, and we have not received timely notice of any such matters that may be properly presented for voting at the annual meeting, other than the items from the Board described in this Proxy Statement.

Voting Results	We will announce preliminary results at the annual meeting. We will report final results in a filing with the U.S. Securities and Exchange Commission (“SEC”) on Form 8-K.

PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the five persons listed below to serve as directors. Each director’s term runs from the date of his election until our next annual stockholders’ meeting, or until his successor is elected or appointed. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Board Composition

Our Nominating and Corporate Governance Committee is charged with identifying and evaluating individuals qualified to serve as members of the Board and recommending to the full Board nominees for election as directors. We seek directors with experience in areas relevant to the strategy and operations of the Company. We seek a Board that collectively has a range and diversity of skills, experience, age, industry knowledge and other factors in the context of the needs of the Board. The biographies of each of the nominees below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee to determine that the person should serve as a director of our Company. In addition to the information presented below regarding each director’s specific experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board to the conclusion that he should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board. Each of our director nominees is currently serving on the Board.

Our nominees for election as directors at the annual meeting include our President and Chief Executive Officer (“CEO”) and four independent directors, as defined in the applicable rules for companies traded on The Nasdaq Stock Market (“Nasdaq”)-Walter Michael Gough, Dr. Edward Kuan Hsiung Hsieh, Roger Lee and Scott R. Simplot. See “Corporate Governance-Director Independence” below.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Nominees

Trung T. Doan, 64, has served as a director, Chairman of our Board and as our CEO since January 2005, and as our President since August 2012. Prior to joining us, Mr. Doan served as Corporate Vice President of Applied Global Services (AGS) Product Group at Applied Materials, Inc. and also served as President and Chief Executive Officer of Jusung Engineering, Inc., a semiconductor/LCD equipment company in Korea. In addition, Mr. Doan served as Vice President of Process Development at Micron Technology Inc. Mr. Doan previously served as a director of Advanced Energy Industries, a publicly traded manufacturer of power conversion and control systems. Mr. Doan also previously served as a director of Dolsoft Corporation, a privately held software company, as a director of Nu Tool Inc., a semiconductor technology company, and as a director of EMCO, a publicly traded manufacturer of advanced flow control devices and systems. Mr. Doan holds a Bachelor of Science in nuclear engineering from the University of California, Santa Barbara, where he graduated with honors, and a Master of Science in chemical engineering from the University of California, Santa Barbara. Our Board has determined that Mr. Doan should serve on our Board and as our Chairman based on his in-depth knowledge of our business and industry and his experience serving on the boards of directors of several major technology companies, as well as in management roles in the technology industry.

Walter Michael Gough, 68, has served as a director since April 2016. Mr. Gough has led Gough and Associates, a firm that specializes in financial consulting for domestic and international companies since 2005. He is also a tenured faculty member in Accounting and Business at DeAnza College in Cupertino, California where he has taught since 1985 - he currently teaches on a part-time basis after retiring from full-time teaching. From June 2000 to June 2004, he was Chief Financial Officer and Financial Consultant at NuTool Inc., a semiconductor equipment manufacturer. From 1995 through 1999, he was a founding member and Chief Financial Officer of Invest In Yourself, LLC; an organization that provided consulting for professional sports franchises. Prior to teaching and consulting, Mr. Gough was a financial analyst and contracts manager at Watkins-Johnson Company, a high technology electronics firm. Before Watkins-Johnson, Mr. Gough worked for Kidder Peabody, an investment banking firm. He holds MBA and BA degrees (cum laude) from Santa Clara University, and a Masters in English from Notre Dame de Namur University. Our Board has determined that Mr. Gough should serve on our Board based on his experience as a consultant to technology companies in both the United States and Taiwan, his prior experience as a chief financial officer of several companies, and his expertise in accounting and finance.

Dr. Edward Kuan Hsiung Hsieh, 71, has served as a director since February 2012. Dr. Hsieh has been Chairman, Chief Executive Officer and a director of Eton Intelligent Technologies, a media and publications company, since April 2000 and Chairman, Chief Executive Officer and a director of VR Networks, a VoIP and VR application company, since January 2000. He has also served as an Adjunct Professor at National Taiwan University since February 2009. From February 2007 to February 2010, Dr. Hsieh was Chief Executive Officer of Asia Pacific Telecom, a 3G mobile, and fixed line telecommunications company, as well as Executive Director of APOL, an Internet service provider. He also served as Chairman of Good Neighbors Taiwan since 2019. Dr. Hsieh holds a bachelor of science degree in electrical engineering from National Taiwan University, a master of science degree in electrical engineering from the University of California, Santa Barbara, and a doctor of philosophy degree in electrical engineering and applied physics from Cornell University. He also studied accounting at the University of California, Los Angeles. Our Board has determined that Dr. Hsieh should serve as a director based on his experience teaching Master of Business Administration classes at National Taiwan University, his service as an International Financial Adviser with Merrill Lynch, Pierce, Fenner & Smith and his management roles at several start-up companies.

Roger Lee, 64, has served as a director since September 2019. Mr. Lee previously served as a director and an Audit Committee member of SemiLEDs from August 2017 to March 2019. Mr. Lee has more than 30 years of semiconductor experience and leadership. He has been the President and CEO of TF Semiconductor Solutions (TFSS) since August 2014. Prior to becoming the CEO of TFSS, Mr. Lee served as world-wide COO and Interim President & CEO of Telefunken Semiconductors located in Roseville, California and Heilbronn, Germany from May 2011 to July 2014. Mr. Lee began his career as an engineer for Texas Instruments. During his career, Mr. Lee has served on numerous boards and held a variety of executive and senior-level positions for several companies, including senior vice president of SMIC. Previously, he co-founded the SMIC-Toppan JV (TSES) where he served as its vice chairman of its Board of Directors, and had held several senior management positions, including senior fellow and head of flash memory at Micron Technology and was instrumental to the development of Micron’s flash memory program. More recently, he was COO and a board member of Founder Microelectronics, Inc. in Shenzhen, China where he was responsible for overall company operations, including fab manufacturing, sales and marketing, facilities, and R&D operations. Mr. Lee earned his Bachelor’s degree and Master’s degree in Electrical Engineering from Iowa State University. Our Board has determined that Mr. Lee should serve on our Board based on his experience with technology companies and other organizations in the United States, Germany and China.

Scott R. Simplot, 76, has served as our director since March 2005. Mr. Simplot has been Chairman of the Board of Directors and a Director of J.R. Simplot Company since May 2001 and August 1970, respectively. Mr. Simplot served as a Manager of or Partner in various closely held entities such as Block 22 LLC, Broadway Hospitality LLC, Columbia Developments LLC, Empty JP3 Shell, LLC, Idaho Sports Properties LLC, Indian Creek Cattle, LLC, JRS Management L.L.C., JRS Properties III LLLP, ESP Development LLC, Hotel 43 LLC, SBP LLLP, Simplot Ketchum Investment, LLC, Simplot Ketchum Properties, LLC, SR Management LLC, SRS Green River LLC, Sunny Slope Orchards Partnership, SRS Properties LLLP, and Sylvan Beach, LLC. Mr. Simplot also serves as a director to various companies such as Bar -U-, Inc., Block 65 and 66 Master Association, Inc., Cal-Ida Chemical Company, Censa of California, Inc., Claremont Realty Company, CS Beef Packers, LLC, CS Property Development, LLC, Glen Dale Farms, Inc., J.R. Simplot Company Foundation, Inc., J.R. Simplot Foundation, Inc., JUMP, Inc., JRS India Corporation Private Limited, OSL Depot Condominium Management Association, Inc., Simplot India, LLC, Simplot India Foods Private Limited, Simplot India Properties LLC, Simplot International, Inc., Simplot Latin America

Holdings, S.A., Simplot Livestock Co., Simplot Taiwan Inc., SPS International, Inc., SR Simplot Foundation, Inc., Three Creek Ranch Company, and Camas, Inc. Mr. Simplot holds a Bachelor of Science degree in business from the University of Idaho and a Master's in Business Administration from the University of Pennsylvania. Our Board of Directors has determined that Mr. Simplot should serve as a director based on the extensive knowledge and insight he brings to our board of directors from his experience serving as Chairman and holding a variety of management positions at a large private company and serving on the boards of directors of companies in a variety of industries. Mr. Simplot became a Director on our board as part of his duties as the Chairman of the Board of J. R. Simplot Company, the 100 % owner of Simplot Taiwan, Inc., which was entitled to designate two members of our board of directors in connection with J.R. Simplot Company's investment in our Series A convertible preferred stock.

Executive Officers

In addition to Mr. Doan, our CEO, who also serves as a director, our executive officers as of March 21, 2023 consisted of the following:

Christopher Lee, 52, has served as our Chief Financial Officer since September 2015. From November 2014 until his appointment as Chief Financial Officer, Mr. Lee was the interim Chief Financial Officer of the Company. Mr. Lee joined SemiLEDs in September 2014. He has served on the Board of Directors of Aixin Life International Inc. since February 2021. Mr. Lee has over 25 years of experience in accounting and finance, including US GAAP, PCAOB standards and SEC rules and regulations. Prior to joining us, Mr. Lee was a partner of KEDP CPA Group from August 2009 to June 2011 and a self-employed accountant from July 2011 to August 2014. Mr. Lee holds a BS degree in accounting from Ohio State University and a MS degree in business taxation from Golden Gate University and is licensed as a Certified Public Accountant (CPA) in the United States.

CORPORATE GOVERNANCE

Board Responsibilities and Structure

The Board oversees, counsels, and directs management in the long-term interests of the Company and our stockholders. The Board’s responsibilities include:

•
selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;
•
overseeing the risks that the Company faces;
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reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions;
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overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed; and
•
overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate. During fiscal year 2022, the Board held executive sessions for the independent directors to meet without Mr. Doan present at the end of every Board meeting.

Our Bylaws do not dictate a particular Board structure, and the Board is free to determine whether or not to have a Chairman and, if so, to select that Chairman and our CEO in the manner it considers our best interest. Currently, the Board has selected Mr. Doan to hold the position of both Chairman of the Board and CEO. Mr. Doan’s experience at the Company has afforded him intimate knowledge of the issues, challenges and opportunities facing each of the Company’s businesses. Accordingly, he is well positioned to focus the Board’s attention on the most pressing issues facing the Company. The Board has not appointed a lead independent director. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Director Independence

The published listing requirements of Nasdaq dictate that a majority of the Board be comprised of independent directors whom our Board has determined have no material relationship with our Company and who are otherwise “independent” directors under those listing requirements. Our current Board consists of the five persons listed above. The Board has determined that each of our current directors, other than Mr. Doan, our CEO, qualifies as an independent director, such that more than a majority of our directors are independent directors under the Nasdaq rules.

The Nasdaq rules have objective tests and a subjective test for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if:

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the director is, or at any time during the past three years was, an employee of the company;
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the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);
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a family member of the director is, or at any time during the past three years was, an executive officer of the company;
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the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever was greater (subject to certain exclusions);
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the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or
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the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.

In addition to the Board-level standards for director independence, the Nasdaq rules provide that directors, of whom there must be three, who serve on the Audit Committee must each satisfy standards established by the SEC that require that members of audit committees must not be affiliated persons of the issuer and may not accept directly or indirectly any consulting, advisory, or other compensatory fee from the issuer other than their director compensation.

Transactions Considered in Independence Determinations

In making its independence determinations, the Board considered transactions that occurred since the beginning of fiscal year 2021 between the Company and entities associated with the independent directors or members of their immediate family. All identified transactions that appeared to relate to the Company and a family member of, or entity with a known connection to, a director, were presented to the Board for consideration.

None of the non-employee directors was disqualified from “independent” status under the objective tests. In making its subjective determination that each of our Company’s non-employee director is independent, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. The Board considered the transactions in the context of the Nasdaq objective standards, the special standards established by the SEC for members of audit committees, and the SEC standards for compensation committee members. Based on all of the foregoing, as required by the Nasdaq rules, the Board made a subjective determination that, because of the nature of the director’s relationship with the entity and/or the amount involved, no relationships exist that, in the opinion of the Board, would impair the director’s independence.

Board Committees and Charters

The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. The Board currently has, and appoints the members of, a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Each of the Board committees has a written charter approved by the Board, and we post each charter on our web site at https://www.semileds.com/corporategovernance. Each committee can engage outside experts, advisors and counsel to assist the committee in its work. The following table identifies the directors who served on committees during fiscal 2022.

Name	Audit	Compensation	Nominating and Corporate Governance
Dr. Edward Kuan Hsiung Hsieh	Chair	✓
Walter Michael Gough	✓
Roger Lee	✓
Scott R. Simplot		Chair	Chair
Number of Committee Meetings Held in Fiscal Year 2022	4	2	2

Audit Committee

Our Audit Committee is responsible for, among other things:

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reviewing and approving the selection of our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
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monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
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reviewing the adequacy and effectiveness of our internal control policies and procedures;
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discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and
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preparing the Audit Committee Report that the SEC requires in our annual proxy statement.

The Board believes that each current member of our Audit Committee is an independent director under the Nasdaq rules and meets the additional SEC independence requirements for audit committee members. It has also determined that Dr. Hsieh and Mr. Gough meet the requirements of an “audit committee financial expert,” as defined in Regulation S-K.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

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overseeing our compensation policies, plans and benefit programs;
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reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control arrangements, and any other benefits, compensation or arrangements;
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reviewing and determining our equity-based compensation plans; and
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administering our equity-based compensation plans.

Although the Compensation Committee has the authority to determine the compensation paid to executive officers, other officers, employees, consultants and advisors, it can delegate its responsibility for setting compensation for individuals other than the CEO to a subcommittee, in the case of other officers, or to officers, in the case of employees and consultants. It may also delegate to officers the authority to grant options or other equity or equity-based awards to employees who are not executive officers or members of the Board. It may also generally take into account the recommendations of the CEO, other than with respect to his own compensation. The Compensation Committee has not engaged an independent compensation consultant to assist it since fiscal 2014.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

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identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board;
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reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board;
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overseeing the evaluation of our Board and management; and
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recommending members for each Board committee to our Board.

Our Nominating and Corporate Governance Committee has not established any minimum qualifications for directors although in assessing the skills and characteristics of individual members, it must give due regard for independence and financial literacy considerations dictated by the Nasdaq rules. The Nominating and Corporate Governance Committee does not at this time have a policy regarding its consideration of director candidates recommended by stockholders, as it has not yet received any such recommendations. It may adopt a policy if such recommendations are received. In nominating candidates, the Nominating and Corporate Governance Committee takes into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses or other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, requirements of Nasdaq and the SEC to maintain a minimum number of independent or non-interested directors, requirements of the SEC as to disclosure regarding persons with financial expertise on the Company’s Audit Committee and the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board. The Committee believes the Board generally benefits from diversity of skills, experience, age, industry knowledge of background, and views among its members, and considers this a factor in evaluating the composition of the Board, but has not adopted any specific policy in this regard. Any stockholder wishing to nominate a director must follow the procedures described in “Other Matters” below.

Attendance at Board, Committee and Annual Stockholders’ Meetings

The Board held four meetings in fiscal year 2022. We expect each director to attend every meeting of the Board and the committees on which he serves and encourage them to attend the annual stockholders’ meeting. All current directors attended at least 75% of the aggregate meetings of the Board and the committees on which they served in fiscal year 2022, and all directors attended the 2022 annual meeting of stockholders.

Risk Management

The Board is involved in the oversight of risks that could affect the Company. The Board also monitors cyber threat trends, regulatory developments, and major threats to the Company, including setting expectations and accountability for management, as well as assessing the adequacy of resources, funding, and focus on cyber risk management activities. This oversight is conducted primarily through the Audit Committee which, on behalf of the Board, is charged with overseeing the principal risk exposures we face and our mitigation efforts in respect of these risks. The Audit Committee is responsible for interfacing with management and discussing with management the Company’s principal risk exposures and the steps management has taken to monitor and control risk exposures, including risk assessment and risk management policies. The Compensation Committee also plays a role in that it is charged, in overseeing the Company’s overall compensation structure, with assessing whether that compensation structure creates risks that are reasonably likely to have a material adverse effect on us.

The Company's insider trading policy does not permit hedging or derivative transactions involving Company securities, "cashless" collars, forward contracts, equity swaps or other similar or related transactions. In addition, the Company recommends that employees and directors not margin or pledge Company securities to secure a loan and that employees and directors not purchase Company securities "on margin".

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Business Conduct and Ethics is available at our website at https://www.semileds.com/corporategovernance. Any amendments to the Code, or any waivers of its requirements required to be disclosed pursuant to SEC or Nasdaq requirements, will be disclosed on the website.

Communications from Stockholders and Other Interested Parties to Directors

The Board recommends that stockholders and other interested parties initiate communications with the Board, any committee of the Board or any individual director in writing to the attention of our Corporate Secretary at our principal executive office at 3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C. This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The Board has instructed our Corporate Secretary to review such correspondence and, at his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

Board Diversity Matrix

The matrix below is information concerning the gender and demographic background of each of our current directors, as self-identified and reported by each director. This information is being provided in accordance with Nasdaq’s board diversity rules.

Board Diversity Matrix (as of April 6, 2023)
Total Number of Directors	5
	Male	Female
Part I: Gender Identity
Directors	5	—
Part II: Demographic Background
Asian	3	—
White	1	—
Did Not Disclose Demographic Background	1	—

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023

KCCW Accountancy Corp served as our independent registered public accounting firm for fiscal years 2022 and 2021. The Audit Committee has once again selected KCCW Accountancy Corp as our independent registered public accounting firm for the fiscal year ending August 31, 2023. As a matter of good corporate governance, the Audit Committee is submitting its appointment to our stockholders for ratification. If the appointment of KCCW Accountancy Corp is not ratified by the majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the proposal, the Audit Committee will review its future appointment of an independent registered public accounting firm in light of that vote result.

We expect that representatives of KCCW Accountancy Corp will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Fees Billed by Independent Registered Public Accounting Firm

The following table shows the fees and related expenses for audit and other services provided by KCCW Accountancy Corp billed for fiscal year 2022 and 2021. The services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

		Fiscal Years Ended August 31,
	2022	2021
Audit Fees	$178,000	$173,000
Audit-Related Fees	—	—
Tax Fees	7,000	7,000
All Other Fees	—	17,000
Total	$185,000	$197,000

Audit Fees. This category includes the audit of our annual consolidated financial statements, review of our quarterly condensed consolidated financial statements and services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. This category also includes statutory audits required by the Tax Bureau of Taiwan for certain of our subsidiaries in Taiwan.

Tax Fees. The services for the fees disclosed in this category include tax return preparation and technical tax advice.

All Other Fees. The services for the fees disclosed in this category include permitted services other than those that meet the criteria above and represent fees related to our at-the-market equity program in fiscal year 2021.

The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of KCCW Accountancy Corp.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee pre-approves and reviews audit and non-audit services performed by our independent registered public accounting firm, as well as the fees charged for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence. For additional information concerning the Audit Committee and its activities with the independent registered public accounting firm, see “Corporate Governance” and “Audit Committee Report” in this Proxy Statement.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KCCW ACCOUNTANCY CORP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

AUDIT COMMITTEE REPORT

During fiscal year 2022, the Audit Committee of the Board consisted of the three directors whose names appear below.

The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed the Company’s financial statements for fiscal year 2022 and met with management, as well as with representatives of KCCW Accountancy Corp, the Company’s independent registered public accounting firm, to discuss the financial statements. The Audit Committee also discussed with members of KCCW Accountancy Corp the matters required to be discussed by the Public Company Accounting Oversight Board and SEC.

In addition, the Audit Committee received the written disclosures and the letter from KCCW Accountancy Corp required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with members of KCCW Accountancy Corp its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the Audit Committee recommended to the Board that the Company’s audited financial statements for fiscal year 2022 be included in the Company’s Annual Report on Form 10-K for fiscal year 2022.

November 7, 2022	Dr. Edward Kuan Hsiung Hsieh (Chairman)
Walter Michael Gough
Roger Lee

PROPOSAL 3: APPROVAL OF THE AMENDMENT OF THE SEMILEDS CORPORATION 2010 EQUITY INCENTIVE PLAN

The SemiLEDs Corporation 2010 Equity Incentive Plan was originally adopted by our Board in November 2010 and approved by our stockholders in December 2010 and subsequently amended on April 10, 2014, July 31, 2019, and on September 25, 2020. On March 17, 2023, subject to the approval of the Company's stockholders at the annual meeting, the Board amended the 2010 Equity Incentive Plan (the plan, as amended, the “Incentive Plan”) to extend the term to March 17, 2033. At the annual meeting, stockholders are now being asked to approve the extension of the Incentive Plan, which will become effective as of March 17, 2023, subject to approval by the stockholders at the annual meeting. If the extended term under the Incentive Plan is not approved by our stockholders at the annual meeting, awards may continue to be granted under the 2010 Equity Incentive Plan as currently in place (without such proposed amendment) until such plan expires on November 2, 2023 unless terminated earlier by the Board.

The purpose of the Incentive Plan is to advance the interests of the Company’s stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. The Board believes strongly that the approval of the Incentive Plan is essential to our future success. In particular, we believe that our employees are our most valuable assets and that the awards permitted under the Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate our employees to achieve the Company’s goals. The Incentive Plan will allow us the flexibility to achieve our goals and incentivize our service providers through awards of stock options, stock appreciation rights, restricted stock and restricted stock units. Each of these is referred to individually as an “award.”

The following is a summary of the principal features of the Incentive Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Incentive Plan. It is qualified in its entirety by reference to the full text of the Incentive Plan, which is set forth in its entirety as Appendix A.

Share Reserve and Individual Award Limits

The maximum aggregate number of shares of Company common stock approved for issuance under the Incentive Plan is 1,421,428 shares, which includes the 271,428 shares that were approved by stockholders in December 2010 and 250,000 shares in April 2014, which amounts reflect the one-for-fourteen reverse stock split effective as of the date of our initial public offering and the one-for-ten reverse stock split in fiscal year 2016, the 500,000 shares that were approved by stockholders in July 2019, and an additional 400,000 shares that were approved by stockholders in September 2020. As of March 21, 2023, 784,906 shares are available for issuance under the Incentive Plan, which amount takes into account the 636,522 shares that have been previously issued under the Incentive Plan.

Shares subject to options, stock appreciation rights or restricted stock units granted under the Incentive Plan that are forfeited or terminate for any other reason before being exercised or settled will again become available for future issuance under the Incentive Plan. If stock appreciation rights are exercised, then only the number of shares (if any) actually issued in settlement of such stock appreciation rights will reduce the number available under the Incentive Plan and the balance will again become available for issuance under the Incentive Plan. If restricted stock units are settled, then only the number of shares (if any) actually issued in settlement of such restricted stock units will reduce the number available under the Incentive Plan and the balance will again become available for issuance under the Incentive Plan. If restricted stock or shares issued upon the exercise of options are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such shares will again become available for issuance under the Incentive Plan. Further, any dividend equivalents paid or credited under the Incentive Plan will not be applied against the number of shares that may be issued under the Incentive Plan, whether or not such dividend equivalents are converted into restricted stock units.

Under the Incentive Plan, no participant may be granted options or stock appreciation rights covering more than 35,000 shares each during any single fiscal year, except that options and stock appreciation rights covering up to

35,000 shares each may be granted to a new employee in the fiscal year in which his or her employment commences. In addition, no more than 35,000 shares each of restricted stock or restricted stock units that are subject to performance-based vesting conditions may be granted to any participant in a single fiscal year, except that up to 35,000 shares each of restricted stock and restricted stock units subject to performance-based vesting conditions may be granted to a new employee in the fiscal year in which his or her employment commences.

In the event of a subdivision of the outstanding shares, a stock split, a reverse stock split, a declaration of a dividend payable in shares or a combination or consolidation of the outstanding shares (by reclassification or otherwise) into a lesser number of shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company, corresponding adjustments will automatically be made in the maximum number and type of shares or other securities that may be issued under the Incentive Plan, the maximum number and type of shares that may be granted to any participant in any calendar year, the number and type of shares subject to outstanding awards and the exercise price of outstanding awards.

As of March 21, 2023, no stock options were outstanding and restricted stock units covering an aggregate of 95,439 shares of common stock were outstanding under the Incentive Plan. As of March 21, 2023, the closing price of a share of our common stock on the Nasdaq was $2.11.

Administration

The Incentive Plan is administered by our compensation committee. The compensation committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Incentive Plan and to interpret the provisions of the Incentive Plan and any award agreements entered into under the Incentive Plan. Pursuant to the terms of the Incentive Plan, the Board may delegate certain authority under the Incentive Plan to one or more committees or subcommittees of the Board or one or more officers of the Company satisfying applicable laws (collectively, referred to herein as the “Committee”).

Subject to the provisions of the Incentive Plan, the Committee has the power to select the recipients of awards, to determine the number of shares subject to any award, to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to awards, to determine whether, and the extent to which, adjustments are required under the Incentive Plan, and to determine the terms and conditions of awards. Discretionary awards to our non-employee directors will only be granted and administered by a committee of the Board, all of the members of which are independent as defined by the Nasdaq Marketplace Rules.

Eligibility and Types of Awards under the Incentive Plan

The Incentive Plan permits the granting of stock options, stock appreciation rights, restricted stock and restricted stock units. Employees, officers, directors and consultants of the Company and its subsidiaries and affiliates are eligible to be granted awards under the Incentive Plan. As of March 21, 2023, approximately 140 employees including the Company’s two executive officers, four non-employee directors and no consultants were eligible to participate in the Incentive Plan.

Options

The Committee may grant non-statutory stock options or incentive stock options (which are entitled to potentially favorable tax treatment) under the Incentive Plan. The number of shares covered by each stock option granted to a participant (subject to the Incentive Plan’s stated limit) and all other terms and conditions will be determined by the Committee. The stock option exercise price is established by the Committee and must be at least 100% of the fair market value of a share on the date of grant (or 110% of the fair market value of a share on the date of grant if such option is an incentive stock option granted to an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its parents or subsidiaries). Consistent with applicable laws, regulations and rules, and to the extent authorized by the Committee, payment of the exercise price of stock options may be made by cash or check, broker assisted cashless exercise, shares of our common stock and/or any other lawful means.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the applicable stock option agreement. Unless otherwise provided by the Committee, unvested stock options will generally expire upon termination of the participant’s employment and vested stock options will generally expire three months (or 12 months, in the case of death or disability) following termination of the participant’s employment. In no event, however, may a stock option be exercised beyond its original expiration date. The term of a stock option will not exceed 10 years from the date of grant (or 5 years from the date of grant if such stock option is an incentive stock option granted to an employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its parents or subsidiaries).

Stock Appreciation Rights

The Committee may grant stock appreciation rights under the Incentive Plan. Stock appreciation rights typically provide for the right to receive the appreciation in the fair market value of our common stock between the grant date and the exercise date. The number of shares of Company common stock covered by each stock appreciation right (subject to the Incentive Plan’s stated limit) and all other terms and conditions will be determined by the Committee. Stock appreciation rights are generally subject to the same terms and limitations applicable to options. Stock appreciation rights may be paid in cash or shares or any combination of both, as determined by the Committee, in its sole discretion.

Restricted Stock

The Committee may award shares of restricted stock under the Incentive Plan. Shares of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee in its sole discretion. The Committee will determine the terms of any restricted stock award, including the number of shares subject to such award (subject to the Incentive Plan’s stated limit), and the minimum period over which the award may vest. Participants holding an award of restricted stock will generally have the same voting, dividend and other rights as other stockholders of the Company.

Restricted Stock Units

The Committee may also grant an award of restricted stock units under the Incentive Plan. A restricted stock unit is a bookkeeping entry representing an amount equivalent to the fair market value of one share of our common stock. Participants are not required to pay any consideration to the Company at the time of grant of a restricted stock unit award. The Committee will determine the terms of any restricted stock unit award, including the number of shares covered by such award (subject to the Incentive Plan’s stated limit), and the minimum period over which the award may vest. When the participant satisfies the conditions of a restricted stock unit award, the Company will pay the participant cash or shares of our common stock to settle the vested restricted stock units. The holders of restricted stock units will have no voting rights. Prior to settlement or forfeiture, any restricted stock units awarded under the Incentive Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share while the restricted stock units are outstanding. Dividend equivalents may be converted into additional restricted stock units. Settlement of dividend equivalents may be made in the form of cash, in the form of shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid will be subject to the same conditions and restrictions as the restricted stock units to which they attach.

Performance Awards and Performance Goals

The granting and/or vesting of awards under the Incentive Plan may be made subject to the attainment of performance goals and may provide for a target level or level of achievement. These performance goals include specific financial performance criteria determined by the Committee with respect to each “performance period” (defined as any period not exceeding seven years as determined by the Committee, in its sole discretion) utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee: revenue, operating income, adjusted operating income (adjusted to add back items such as non-cash stock compensation expense), EBITDA and/or net earnings (either before or after interest, taxes, depreciation and amortization), adjusted EBITDA, net income (either before or after taxes), earnings per share, earnings as determined other than pursuant to United States generally accepted accounting principles (“GAAP”), return on gross or net assets, return on equity, return on invested capital, cash flow (including, but not limited to, operating cash flow and free cash flow), operating or gross margins, net margins, stock price appreciation, total stockholder return, customer satisfaction metrics, customer count, customer retention, cost per customer acquisition, and transaction volume, any of which may be measured with respect to the Company, or any subsidiary, affiliate or other business unit of the Company, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group. Awards may take into account other factors (including subjective factors).

In calculating the performance goals, the Committee may, in its discretion, determine whether any objectively determinable adjustments will be made to one or more of the performance goals with respect to a participant. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

Transferability of Awards

Awards granted under the Incentive Plan generally may not be transferred other than by will or the laws of descent and distribution. However, if permitted by the Committee, non-statutory stock options may be transferred to a participant’s immediate family members to the extent permitted under Form S-8 under the Securities Act of 1933, as amended. During the life of the participant, options are exercisable only by the participant or his or her guardian, legal representative, designated beneficiary, or any person to whom the option is transferred.

Change in Control

In the event of a change in control of the Company, each outstanding award will be subject to the agreement evidencing the change in control, which need not treat all outstanding awards in an identical manner. Such agreement, without each participant’s consent, may dispose of options, stock appreciation rights or restricted stock units that are not vested as of the effective date of such change in control in any manner permitted by applicable law, including (without limitation) the cancellation of such awards without the payment of any consideration. Notwithstanding the foregoing, certain stock option and restricted stock unit award agreements provide that in the event of a change in control and so long as the participant continues to provide continuous service through the closing of such change in control, 100% of the award will immediately vest and become exercisable (to the extent applicable). Immediately following a change in control, all outstanding awards will terminate and cease to be outstanding, except to the extent the awards (or portion thereof) have been continued or assumed.

Amendment and Termination

The Board may amend the Incentive Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent the amendment is required by applicable laws, regulations or rules. The Board may also suspend or terminate the Incentive Plan at any time and for any reason. The Incentive Plan will terminate on March 17, 2033 unless re-adopted or extended by the stockholders prior to or on such date or unless terminated earlier by the Board. No amendment, alteration, suspension, or termination of the Incentive Plan may, without the participant’s consent, impair the rights of any participant under an outstanding award.

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences applicable to awards granted under the Incentive Plan based on the federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the Incentive Plan.

A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the stock option or stock appreciation right. For non-statutory stock options and stock appreciation rights, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

For awards of restricted stock, unless the participant elects to be taxed at the time of receipt of the restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time restricted stock units are granted. Instead, a participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such award (if any) when the vested restricted stock units are settled and distributed. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

Section 409A of the Internal Revenue Code contains certain requirements for non-qualified deferred compensation arrangements with respect to a participant’s deferral and distribution elections and permissible distribution events. Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with its provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

If the participant is an employee or former employee, the amount a participant recognizes as ordinary income in connection with any award is subject to withholding taxes (not applicable to incentive stock options) and the Company is generally allowed a tax deduction equal to the amount of ordinary income recognized by the participant.

The Company generally will be entitled to a tax deduction in connection with the vesting, settlement or exercise of an award under the Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income, such as when a participant exercises a nonqualified stock option. However, under Section 162(m), the annual compensation paid to certain executive officers will be deductible only to the extent that such compensation does not exceed $1,000,000. While the compensation committee considers the deductibility of compensation as one factor in determining executive compensation, the compensation committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

New Plan Benefits

The Incentive Plan does not provide for set benefits or amounts of awards, and we have not approved any awards that are conditioned on stockholder approval of the Incentive Plan. However, as discussed in further detail in the section entitled “Director Compensation” below, each of our current non-employee directors (other than Mr. Simplot who waived his right to compensation as a director) will be entitled to receive a grant of restricted stock units covering 5,000 shares under the Incentive Plan. The following table summarizes the restricted stock unit grants that our current non-employee directors as a group will receive if they remain a director following the 2023 Annual Meeting and highlights the fact that none of our executive officers or employees will receive any set benefits or awards that are conditioned upon stockholder approval of the Incentive Plan. All other future awards are discretionary and cannot be determined at this time.

Name and position	Dollar value	Number of shares
Trung T. Doan	—	—
Chief Executive Officer
Christopher Lee	—	—
Chief Financial Officer
All current executive officers as a group	—	—
All current directors who are not executive officers as a group(1)		15,000
All employees who are not executive officers, as a group	—	—

(1)
The actual dollar value of each applicable non-employee director’s restricted stock unit grant will not be determinable until the grant date. See the section entitled “Director Compensation” for more information. Mr. Simplot waived his right to compensation as a director.

Historical Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock subject to stock awards that have been granted (even if not currently outstanding) under the Incentive Plan, since it became effective through March 21, 2023.

Name and position	Number of shares subject to stock awards
Trung T. Doan(1)
Chief Executive Officer	56,000
Christopher Lee
Chief Financial Officer	29,300
All current executive officers as a group	85,300
All current directors who are not executive officers as a group(2)	82,139
Each associate of any current executive officer, current director or director nominee	17,000
Each person who received 5% or more of the awards granted under the Incentive Plan	192,865
All employees who are not executive officers, as a group	622,272

(1)
Mr. Doan is also a nominee for election as a director.
(2)
This group includes all the nominees for election as a director other than Mr. Doan.

Please also refer to the Equity Compensation Plan Information table on page 78 of our 2022 Annual Report for further information about the shares, which may be issued upon the exercise of options, warrants and rights granted to employees, directors or consultants under all our equity compensation plans as of August 31, 2022.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of Company common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF SEMILEDS CORPORATION 2010 EQUITY INCENTIVE PLAN.

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

This executive compensation section discloses the compensation awarded to or earned by our “named executive officers” during fiscal years 2022 and 2021.

We held our last non‑binding advisory vote regarding compensation of our named executive officers at the 2021 Annual Meeting of Stockholders and expect to hold our next vote at our 2024 Annual Meeting of Stockholders.

Summary Compensation Table

The following table sets forth all of the compensation earned by our named executive officers during the relevant fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Trung T. Doan	2022	243,000	—	—	—	—	243,000
Chief Executive Officer	2021	258,188	—	—	—	—	258,188
Christopher Lee	2022	92,950	—	20,315	—	—	113,265
Chief Financial Officer	2021	91,420	—	18,079	—	—	109,499

(1)
The amounts reported in this column represent the grant date fair value of the RSUs granted in the fiscal years ended August 31, 2022 and 2021, respectively, calculated in accordance with Financial Accounting Standards Board ("FASB"), Accounting Standard Codification ("ASC") Topic 718. The grant date fair value was computed based on the closing market price of our common stock on the grant date.
(2)
Each restricted stock unit award was granted pursuant to the Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards held by Mr. Lee as of the fiscal year ended August 31, 2022. Mr. Doan did not hold any outstanding equity awards as of the fiscal year ended August 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Award Date	Number of Shares or Units of Stock That Have Not Vested (1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Christopher Lee	—	—	—	—	11/12/21	5,000	(3)	13,050	—
	—	—	—	—	01/10/20	4,000	(4)	10,440	—

(1)
Represents RSU awards granted pursuant to the Incentive Plan.
(2)
Amounts calculated using the closing market price of a share of our common stock as of August 31, 2022, which was $2.61.
(3)
This RSU award vests in eight equal quarterly installments with the first installment vesting three months after the grant date.
(4)
This RSU award vests in four equal annual installments with the first installment vesting on the one-year anniversary of the grant date.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Severance and Change in Control Benefits

Mr. Doan entered into an employment agreement in 2005, which provides that if he is terminated by us without cause or resigns due to a constructive termination, he will receive as severance an amount equal to six months of his then‑current salary plus his current medical insurance for six months following his termination date. We offered such severance to motivate Mr. Doan to continue as our executive officer by providing severance protection in the event that he is terminated by us without having committed any egregious act constituting cause or if we adversely change his position such that he resigns. Cause is defined as (a) the conviction of a felony or of any criminal offense involving moral turpitude; (b) the repeated failure to satisfactorily perform duties reasonably required by us; (c) material breach of the proprietary information and invention agreement, our written policies established by our Board or any term of his employment agreement; or (d) misappropriation of our property or unlawful appropriation of our corporate opportunity or our business. If we determine cause exists, we will provide Mr. Doan with written notice alleging cause and his failure to remedy the alleged cause within 30 days may result in a termination for cause. Constructive termination is defined as one of the following events when we have not received Mr. Doan’s written consent for such event: (a) a significant reduction of his duties, position or responsibilities relative to his duties, position or responsibilities in effect immediately prior to such reduction or his removal from such position, duties and responsibilities, provided that a reduction in duties, position or responsibilities solely by virtue of us being acquired and made part of a larger entity will not constitute a constructive termination; (b) a substantial reduction, without good business reasons, of the facilities and perquisites available to him immediately prior to such reduction; (c) a reduction of his base salary unless such reduction is a part of a Company‑wide reduction for similarly situated persons; or (d)a material reduction in the kind or level of employee benefits to which he is entitled immediately prior to such reduction, with the result that his overall benefits package is significantly reduced, unless such reductions are part of a Company‑wide reduction for similarly situated persons.

Employment Agreements

Mr. Doan entered into an employment agreement in 2005, which provides for the severance payments and benefits described under “Severance and Change in Control Benefits” above.

Director Compensation

Our Board amended our director compensation policy on November 11, 2020 to replace the annual cash retainers for board and committee service with additional restricted stock units, as a result of which non-employee members of the Board now receive the following compensation for their board and committee services:

•
no annual cash retainer for general Board or committee service;
•
no cash payments for attendance at general Board meetings; and
•
each year shortly following the annual stockholder meeting an annual grant of 5,000 shares of restricted stock units, which fully vests on the earlier of the next annual meeting or the one-year anniversary of the grant date, whichever is earlier, subject to continued service through the vesting date, provided that the restricted stock units will fully vest if we are subject to a change in control during their service.

The director compensation policy requires directors to attend at least 75% of the meetings each year in order to be re-nominated. The policy also includes an equity ownership guideline whereby our directors will be expected to own and hold shares of our common stock until retirement from their Board service. We also reimburse non-employee directors for travel, lodging and other expenses incurred in connection with their attendance at Board or committee meetings.

Director Compensation Table

The following table sets forth the total compensation for our non-employee directors for the year ended August 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Dr. Edward Kuan Hsiung Hsieh	—	20,200	—	20,200
Walter Michael Gough	—	20,200	—	20,200
Roger Lee	—	20,200	—	20,200
Scott R. Simplot (1)	—	—	—	—

(1)
Mr. Simplot waived any right to compensation.
(2)
The amount reported in this column represent the grant date fair value of the RSUs granted in the fiscal year ended August 31, 2022, calculated in accordance with FASB ASC Topic 718. Each restricted stock unit award was granted pursuant to the Incentive Plan. Each restricted stock unit award vested on the date of the 2022 annual meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 21, 2023 with respect to:

•
each person, or group of affiliated persons, who is known by us to own beneficially 5% or more of our common stock;
•
each of our directors;
•
each of our named executive officers; and
•
all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. All shares of our common stock subject to options currently exercisable or exercisable within 60 days of March 21, 2023 and restricted stock units that will vest within 60 days of March 21, 2023, are deemed to be outstanding for the purpose of computing the percentage ownership of the person or group holding options and restricted stock units, but are not deemed to be outstanding for computing the percentage of ownership of any other person.

Unless otherwise indicated by the footnotes below, we believe, based on the information furnished to us, that each stockholder named in the table has sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws.

Percentage of ownership is based on 4,891,721 shares of common stock outstanding as of March 21, 2023.

Unless otherwise indicated in the footnotes to the table, the address of each individual listed in the table is c/o SemiLEDs Corporation, 3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent
5% Stockholders:
Simplot Taiwan, Inc.	1,489,934	(1)	28.2%
J.R. Simplot Company
Trung Tri Doan	534,639	(2)	10.8%

Executive Officers and Directors:
Trung Tri Doan	534,639	(2)	10.8%
Walter Michael Gough	23,568	(3)	*
Dr. Edward Kuan Hsiung Hsieh	36,071	(3)	*
Scott R. Simplot	1,520,970	(1)(4)	28.7%
Roger Lee	15,000	(3)	*
Christopher Lee	13,800	(5)	*

All executive officers and directors as a group (6 persons)	2,144,048		40.0%

* Indicates beneficial ownership of less than 1%.

(1)
Based on a Schedule13D/A filed June 5, 2020, Simplot Taiwan, Inc., a wholly owned subsidiary of J.R. Simplot Company, and J.R. Simplot Company share voting and investment power over all such shares. Scott Simplot is the Chairman of J.R. Simplot Company. Mr. Simplot may be deemed to have shared voting and investment power over the shares held by Simplot Taiwan, Inc. Mr. Simplot disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Includes 400,000 shares issuable upon exercise of outstanding convertible promissory notes. The address of Simplot Taiwan, Inc. is 1099 West Front Street, Boise, Idaho 83702.
(2)
Includes 127,141 shares held by The Trung Tri Doan 2010 GRAT, of which Trung Tri Doan is the sole trustee. Includes 66,667 shares issuable upon exercise of outstanding convertible promissory notes. Mr. Doan has sole voting and investment power over all shares.
(3)
Includes 1,250 restricted stock units that will vest within 60 days.
(4)
Includes 31,036 shares held by JRS Properties III LLLP. JRS Management L.L.C. is the sole general partner of JRS Properties III LLLP. Scott Simplot and Stephen A. Beebe are the managers of JRS Management L.L.C. As managers of JRS Management L.L.C., Mr. Simplot and Mr. Beebe share voting and investment power over the securities held by JRS Properties III LLLP. Mr. Simplot may be deemed to have shared voting and investment power over the shares held by JRS Properties III LLLP. Also, includes 400,000 shares issuable upon exercise of outstanding convertible promissory notes as disclosed in footnote (1) above. Mr. Simplot disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of JRS Properties III LLLP. is 1099 West Front Street, Boise, Idaho 83702.
(5)
Includes 1,000 restricted stock units that will vest within 60 days.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since September 1, 2020, there has not been any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors or executive officers, any holder of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below, some of which represent continuing transactions from prior periods.

On January 8, 2019, we entered into loan agreements with each of Trung Doan, our Chairman and Chief Executive Officer and J.R. Simplot Company, our largest shareholder of the Company, with aggregate amounts of $1.7 million and $1.5 million, respectively, and an annual interest rate in each case of both 8%. All proceeds of the loans were exclusively used to return the deposit to Formosa Epitaxy Incorporation in connection with the cancelled proposed sale of our headquarters building pursuant to the agreement dated December 15, 2015. We were required to repay the loans to our Chairman and Chief Executive Officer on January 14, 2021 and the loan to J.R. Simplot on January 22, 2021, unless the loans were sooner accelerated pursuant to the loan agreements. On January 16, 2021, the maturity date of these loans was extended with same terms and interest rate for one year to January 15, 2022, and on January 14, 2022, the maturity date of these loans was further extended with same terms and interest rate for one more year to January 15, 2023. On January 13, 2023, the maturity date of these loans were further extended to January 15, 2024. As of August 31, 2022 and 2021, these loans totaled $3.2 million and we have accrued $1,052,953 interest and paid $0 in interest payments. The loans are secured by a second priority security interest on the Company's headquarters building. As of March 21, 2023, the aggregate principal balance of the loans outstanding was approximately $3.2 million.

On November 25, 2019 and on December 10, 2019, we issued convertible unsecured promissory notes (the “Notes”) to J.R. Simplot Company, our largest shareholder, and Trung Doan, our Chairman and Chief Executive Officer, (together, the “Holders”) with a principal sum of $1.5 million and $500,000, respectively, and an annual interest rate of 3.5%. Principal and accrued interest shall be due on demand by the Holders on and at any time after May 30, 2021. On February 7, 2020, J.R. Simplot Company assigned all of its right, title and interest in the Notes to Simplot Taiwan Inc. The outstanding principal and unpaid accrued interest of the Notes may be converted into shares of our common stock based on a conversion price of $3.00 per share, at the option of the Holders any time from the date of the Notes. On May 25, 2020, each of the Holders converted $300,000 of the Notes into 100,000 shares of our common stock. On May 26, 2021, the Notes were extended with the same terms and interest rate for one year and were scheduled to mature on May 30, 2022, and on May 26, 2022, the Notes were further extended with the same terms and interest rate for one year and now mature on May 30, 2023. As of August 31, 2022 and 2021, the outstanding principal of these notes totaled $1.4 million and we have accrued $167,768 interest and paid $0 in interest payments. As of March 21, 2023, the aggregate principal balance of the Notes outstanding was approximately $1.4 million.

Employment Agreements

See “Compensation of the Named Executive Officers and Directors—Employment Agreements.”

Policies and Procedures for Related Party Transactions

Our Board has adopted a formal, written related party transactions policy pursuant to which, our executive officers, directors, beneficial owners of more than 5% of our common stock, and any member of the immediate family of and any firm, corporation or other entity at which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial interest, are not permitted to enter into a related party transaction with us without prior consent and approval of our Audit Committee. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we are a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any year and a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity), including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by us of a related person.

The Audit Committee has determined that a related person does not have a direct or indirect material interest in the following categories of transactions and that each will be deemed to be preapproved:

•
any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director, or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenue.

ADDITIONAL MEETING INFORMATION

Meeting Admission. You are entitled to attend the annual meeting only if you were a holder of our common stock as of the close of business on March 21, 2023 or hold a valid proxy for the annual meeting. If attending the physical meeting, you should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, meaning that you hold shares directly with American Stock Transfer & Trust Company, LLC (“registered holders”), the inspector of elections will have your name on a list, and you will be able to gain entry with a form of photo identification. If you are not a stockholder of record but hold shares through a broker, bank, or nominee (“street name” or “beneficial” holders), in order to gain entry you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a form of photo identification. If you do not provide photo identification and comply with the other procedures outlined above for attending the annual meeting in person, you will not be admitted to attend the annual meeting in person.

Proxy Solicitation. We will bear the expense of soliciting proxies. Our directors, officers and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, facsimile or otherwise. We are required to request that brokers, banks, and other nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers, banks, and other nominees for the expenses of doing so, in accordance with statutory fee schedules.

Inspector of Elections. Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of elections to tabulate stockholder votes for the annual meeting.

Stockholder List. Our list of stockholders as of March 21, 2023 will be available for inspection at our principal executive office (3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.) for 10 days prior to the annual meeting. If you want to inspect the stockholder list, call our Finance Department at +886-37-586788 to schedule an appointment.

OTHER MATTERS

2024 Stockholder Proposals or Nominations. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2024 Annual Meeting of Stockholders. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive office (3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.) in care of our Corporate Secretary. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. We must receive all submissions no later than the close of business (5:00 p.m. Taiwan Time) on December 9, 2023.

In addition, under our Bylaws, any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2024 Annual Meeting of Stockholders, other than precatory (non-binding) proposals presented under Rule 14a-8, must give notice to our Corporate Secretary no earlier than January 20, 2024 and no later than February 19, 2024, unless the notice also is made pursuant to Rule 14a-8. The notice must include information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information about the stockholder’s ownership of and agreements related to our stock. If the 2024 Annual Meeting of Stockholders is held more than 30 days before or after the anniversary of the 2023 Annual Meeting of Stockholders, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day before the 2024 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made.

Additionally, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must comply with the additional requirements of Rule 14a-19(b).

We will not entertain any proposals or nominations at the 2024 Annual Meeting of Stockholders that do not meet the requirements set forth in our Bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01432-P90524 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SEMILEDS CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Trung T. Doan
02) Walter Michael Gough
03) Dr. Edward Hsieh
04) Roger Lee
05) Scott R. Simplot

The Board of Directors recommends you vote FOR proposal 2 and 3:

NOTE: Transact such other business as may properly come before the annual meeting (including adjournments and postponements).

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V01433-P90524

SEMILEDS CORPORATION
Annual Meeting of Stockholders
May 19, 2023
This Proxy is solicited by the Board of Directors

The undersigned stockholder of SemiLEDs Corporation (the "Company") hereby constitutes and appoints TRUNG T. DOAN as proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders to be held on Friday, May 19, 2023 at 9:00 A.M. local time at SemiLEDs office, 3rd floor, No. 11, Ke Jung Road, Chu-Nan, Hsinchu Science Park, Miao-Li County, Taiwan, and at any adjournment(s) and postponement(s) thereof. If you need directions to the Annual Meeting so that you may attend and vote in person, please contact investor@semileds.com.

Unless a contrary direction is indicated, the proxyholders will vote the undersigned's shares FOR the election of the nominees for director, FOR Ratification of the appointment of KCCW Accountancy Corp as our independent registered public accounting firm for fiscal year 2023 and FOR Approve the amendment of the SemiLEDs Corporation 2010 Equity Incentive Plan, and in accordance with the judgment of the proxyholder on any other business as may properly come before the meeting or any adjournment or postponement thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

IF YOU ELECT TO VOTE BY MAIL, PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card

Continued and to be signed on reverse side